Exhibit 99.1

News Release

Contact:	JaCee Burnes Investor Relations 312-394-2948 Judy Rader Corporate Communications 312-394-7417	FOR IMMEDIATE RELEASE

EXELON ANNOUNCES SECOND QUARTER 2012 RESULTS

CHICAGO (Aug. 1, 2012) – Exelon Corporation (NYSE: EXC) announced second quarter 2012 consolidated earnings as follows:

	Second Quarter
	2012	2011
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$522	$697
Diluted Earnings per Share	$0.61	$1.05

GAAP Results:
Net Income ($ millions)	$286	$620
Diluted Earnings per Share	$0.33	$0.93

“We have delivered on our financial and operating commitments with solid second quarter earnings, and are reaffirming our full-year operating earnings guidance of $2.55 to $2.85 per share.” said Christopher M. Crane, Exelon’s president and CEO. “Our businesses are performing well. Exelon Generation’s nuclear fleet achieved a capacity factor of 93.4 percent, and our delivery companies – BGE, ComEd and PECO – provided strong operational and financial performance for the quarter. We are also pleased with the results of our merger integration efforts to date and are confident of realizing the value investors expect from the Exelon-Constellation merger.”

Second Quarter Operating Results

Second quarter 2012 earnings include financial results for Constellation Energy (Constellation) and Baltimore Gas and Electric Company (BGE). Therefore, the composition of results of operations from 2012 and 2011 are not comparable for Exelon Generation Company, LLC (Generation), BGE and Exelon.

1

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings declined to $0.61 per share in the second quarter of 2012 from $1.05 per share in the second quarter of 2011. Earnings in second quarter 2012 primarily reflected the following negative factors:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, higher nuclear fuel costs and lower realized market prices for the sale of energy in the Midwest and Mid-Atlantic regions;

•	Higher operating and maintenance expenses, including increased labor, contracting and benefit costs;

•	Impact of increased average diluted common shares outstanding as a result of the merger; and

•	Increased depreciation and amortization expense due to ongoing capital expenditures.

These factors were partially offset by:

•	The addition of BGE’s financial results and Constellation’s contribution to Generation’s energy margins; and

•	Fewer nuclear outage days.

Adjusted (non-GAAP) operating earnings for the second quarter of 2012 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market gains primarily from Generation’s economic hedging activities, net of intercompany eliminations	$123	$0.15
Unrealized losses related to Nuclear Decommissioning Trust (NDT) fund investments to the extent not offset by contractual accounting	$(19)	$(0.02)
Financial impacts associated with plant retirements and divestitures	$1	—
Certain costs related to the merger and integration initiatives	$(67)	$(0.08)
Non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date	$(281)	$(0.33)
Non-cash amortization of certain debt recorded at fair value at the merger date	$3	—
Non-cash benefit resulting from reassessment of state deferred income taxes	$4	—

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Adjusted (non-GAAP) operating earnings for the second quarter of 2011 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market losses primarily from Generation’s economic hedging activities	$(75)	$(0.12)
Unrealized gains related to NDT fund investments to the extent not offset by contractual accounting	$6	$0.01
One-time benefits for the recovery of previously incurred costs per ComEd’s 2011 distribution rate case order	$17	$0.03
Certain costs related to the merger and integration initiatives	$(15)	$(0.02)
Financial impacts associated with the planned retirement of certain Generation fossil generating units	$(10)	$(0.02)

Second Quarter and Recent Highlights

•

Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,137 gigawatt-hours (GWh) in the second quarter of 2012, compared with 33,167 GWh in the second quarter of 2011. The output data excludes the units owned by Constellation Energy Nuclear Group LLC (CENG). Excluding Salem and the units owned by CENG, the Exelon-operated nuclear plants achieved a 93.4 percent capacity factor for the second quarter of 2012 compared with 89.6 percent for the second quarter of 2011. The Exelon-operated nuclear plants completed one scheduled refueling outage in the second quarter of 2012, compared with completing two scheduled refueling outages in the second quarter of 2011. The number of planned refueling outage days totaled 51 in the second quarter of 2012 versus 103 days in the second quarter of 2011. The number of non-refueling outage days at the Exelon-operated plants totaled 16 days in the second quarter of 2012 compared with 24 days in the second quarter of 2011.

•

Fossil and Renewables Operations: The equivalent demand forced outage rate for Generation’s fossil fleet is 4.5 percent in the first half of 2012, compared with 5.0 percent in the first half of 2011. The 2012 fossil fleet results include former Constellation plants, exclusive of the Maryland Clean Coal plants to be sold, whereas 2011 data include only legacy Exelon plants. The equivalent availability factor for the hydroelectric facilities was 96.2 percent in the second quarter of 2012, compared with 93.4 percent in the second quarter of 2011. The change was largely due to planned outages in April 2011. The energy capture for the wind fleet was 95.0 percent in the second quarter of 2012, compared with 93.0 percent in the second quarter of 2011.

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•

ComEd Distribution Formula Rate Cases: On November 8, 2011, ComEd filed its initial formula rate tariff and associated testimony based on 2010 costs and 2011 plant additions. The primary purpose of this initial proceeding was to establish the formula rate under which rates will be calculated going-forward, and the initial rates, which went into effect in late June. On May 30, 2012 the Illinois Commerce Commission (ICC) issued its final Order (Order) in ComEd’s 2011 formula rate proceeding under the Energy Infrastructure Modernization Act (EIMA). The Order reduced the annual revenue requirement by $168 million, or approximately $110 million more than the reduction proposed by ComEd. Of this incremental revenue requirement reduction, approximately $50 million reflected the ICC’s determination that certain costs should be recovered through alternative rate recovery tariffs available to ComEd or will be reflected in the annual reconciliation, thereby primarily delaying the timing of cash flows. In the second quarter of 2012, ComEd recorded a reduction of revenue of approximately $100 million pre-tax to decrease the regulatory asset for the 2011 and 2012 reconciliations consistent with the terms of the Order. On June 22, 2012 the ICC granted expedited rehearing on ComEd’s pension asset recovery, the use of average or year-end rate base in determining ComEd’s reconciliation revenue requirement and the interest rate charged on over/under recovered costs. A final order on rehearing is due by September 19, 2012.

•

BGE Electric and Gas Distribution Rate Case: On July 27, 2012, BGE filed an application for increases of $151 million and $53 million to its electric and gas base rates, respectively with the Maryland Public Service Commission (MDPSC). The requested rate of return on equity in the application is 10.5 percent. The MDPSC will determine any increase in rates after a 7-month proceeding with input from all interested parties. The new electric and gas distribution base rates are expected to take effect in late February 2013.

•

Debt Exchange: On June 13, 2012, Generation commenced private offers to certain eligible holders to exchange any and all of the $700 million outstanding 7.60 percent Senior Notes due 2032 (Old Notes) of Exelon Corporation which were assumed by Exelon in the merger with Constellation Energy Group, Inc., for:

–	Generation’s newly issued 4.25 percent Senior Notes due 2022, plus a cash payment; and

–	Generation’s newly issued 5.60 percent Senior Notes due 2042, plus a cash payment.

Pursuant to an exchange offer completed on July 12, 2012, Generation purchased $442 million of the outstanding Old Notes in exchange for issuing $535 million of new notes, including a cash payment of $60 million. Generation incurred gains associated with the early retirement of debt of approximately $13 million as a result of paying a price less than book value of the Old Notes. The gain was recorded as an increase to Long-term Debt within Generation’s Consolidated Balance Sheets and will be amortized to income over the life of the debt as a reduction in interest expense.

4

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of June 30, 2012 is 99 to 102 percent for 2012, 79 to 82 percent for 2013 and 46 to 49 percent for 2014. The primary objective of Exelon’s hedging program is to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

Operating Company Results

Generation consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products, risk management services and natural gas exploration and production activities.

Second quarter 2012 net income was $166 million compared with $443 million in the second quarter of 2011. Second quarter 2012 net income included (all after tax) mark-to-market gains of $120 million from economic hedging activities, unrealized losses of $19 million related to Nuclear Decommissioning Trust (NDT) fund investments, a net impact of $1 million for plant retirements and divestitures, certain costs of $57 million associated with the merger and integration initiatives, amortization of commodity contract intangibles of $281 million and $3 million of amortization of the fair value of certain debt expected to be retired in 2013. Second quarter 2011 net income included (all after tax) mark-to-market losses of $75 million from economic hedging activities, net costs of $10 million associated with the planned retirement of certain fossil generating units, unrealized gains of $6 million related to NDT fund investments and certain costs of $1 million associated with the proposed merger with Constellation.

Excluding the effects of these items, Generation’s net income in the second quarter of 2012 decreased $124 million compared with the same quarter in 2011. This decrease primarily reflected:

•

Lower energy margins at Generation, resulting from decreased capacity pricing related to RPM for the PJM market, higher nuclear fuel costs and lower realized market prices for the sale of energy in the Midwest and Mid-Atlantic regions;

•	Higher operating and maintenance expenses; and

•	Increased depreciation and amortization expense due to ongoing capital expenditures.

These items were partially offset by increased nuclear volumes, lower nuclear refueling outage costs and the contribution to Generation’s energy margins from Constellation.

5

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $26.15 per megawatt-hour (MWh) in the second quarter of 2012 compared with $41.59 per MWh in the second quarter of 2011.

ComEd consists of electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $42 million in the second quarter of 2012, compared with net income of $114 million in the second quarter of 2011. Second quarter net income in 2011 included an after-tax non-cash credit of $17 million for the recovery of previously incurred costs pursuant to the 2011 distribution rate case order. Excluding the effects of this item, ComEd’s net income in the second quarter of 2012 was down $55 million from the same quarter in 2011, primarily due to decreased distribution revenues as a result of a final order issued by the ICC on the 2011 performance based formula rate proceeding under the EIMA, higher operating and maintenance expenses reflecting increased labor and contracting costs driven, in part by EIMA initiatives and one-time benefits recorded in the second quarter of 2011 related to the 2011 ComEd electric distribution rate case.

These unfavorable items were partially offset by the effect of favorable weather in ComEd’s service territory and lower interest expense.

In the second quarter of 2012, heating degree-days in the ComEd service territory were down 33.9 percent relative to the same period in 2011 and were 28.9 percent below normal. For the second quarter of 2012, cooling degree-days in the ComEd service territory were up 78.5 percent relative to the same period in 2011 and were 94.0 percent above normal. Total retail electric deliveries increased 3.2 percent quarter over quarter.

Weather-normalized retail electric deliveries decreased 1.3 percent in the second quarter of 2012 relative to 2011, reflecting decreases in deliveries to both residential and small commercial and industrial (C&I) customers that were partially offset by an increase in deliveries to large C&I customers. For ComEd, weather had a favorable after-tax effect of $11 million on second quarter 2012 earnings relative to 2011 and a favorable after-tax effect of $12 million relative to normal weather.

PECO consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania.

PECO’s net income in the second quarter of 2012 was $79 million, compared with $82 million in the second quarter of 2011. Second quarter net income in 2012 included certain after-tax costs of $2 million associated with the merger and integration initiatives. Excluding the effect of this item, PECO’s net income in the second quarter of 2012 was down $1 million from the same quarter in 2011, primarily reflecting the effect of unfavorable weather in PECO’s service territory and lower load.

These unfavorable items were partially offset by lower operating and maintenance expenses reflecting decreased labor and contracting costs.

In the second quarter of 2012, heating degree-days in the PECO service territory were up 1.8 percent from 2011 and were 27.2 percent below normal. Total retail electric deliveries were down 4.5 percent quarter over quarter. On the retail gas side, deliveries in the second quarter of 2012 were down 6.0 percent from the second quarter of 2011.

6

Weather-normalized retail electric deliveries were down 2.7 percent in the second quarter of 2012 relative to 2011, reflecting declines in deliveries to all customer classes. Weather-normalized retail gas deliveries were down 3.7 percent in the second quarter of 2012. For PECO, weather had an unfavorable after-tax effect of $8 million on second quarter 2012 earnings relative to 2011 and a favorable after-tax effect of $1 million relative to normal weather.

BGE consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland.

BGE’s net income in the second quarter of 2012 was $13 million. The net income included after-tax costs of $1 million associated with the merger and integration initiatives. Excluding the effects of these items, BGE’s net income in the second quarter of 2012 was $14 million.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on August 1, 2012.

Cautionary Statements Regarding Forward-Looking Information

This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and

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Supplementary Data: Note 18; (2) Constellation Energy Group’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; (3) the Registrant’s First Quarter 2012 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 15; and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

###

Exelon Corporation is the nation’s leading competitive energy provider, with approximately $33 billion in annual revenues. Headquartered in Chicago, Exelon has operations and business activities in 47 states, the District of Columbia and Canada. Exelon is the largest competitive U.S. power generator, with approximately 35,000 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 100,000 business and public sector customers and approximately 1 million residential customers. Exelon’s utilities deliver electricity and natural gas to more than 6.6 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO).

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations—Three Months Ended June 30, 2012 and 2011	1

Consolidating Statements of Operations—Six Months Ended June 30, 2012 and 2011	2

Business Segment Comparative Statements of Operations—Generation and ComEd—Three and Six Months Ended June 30, 2012 and 2011	3

Business Segment Comparative Statements of Operations—PECO and BGE—Three and Six Months Ended June 30, 2012 and 2011	4

Business Segment Comparative Statements of Operations—Other—Three and Six Months Ended June 30, 2012 and 2011	5

Consolidated Balance Sheets—June 30, 2012 and December 31, 2011	6

Consolidated Statements of Cash Flows—Six Months Ended June 30, 2012 and 2011	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Exelon—Three Months Ended June 30, 2012 and 2011	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Exelon—Six Months Ended June 30, 2012 and 2011	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment—Three Months Ended June 30, 2012 and 2011	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment—Six Months Ended June 30, 2012 and 2011	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Generation—Three and Six Months Ended June 30, 2012 and 2011	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—ComEd—Three and Six Months Ended June 30, 2012 and 2011	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—PECO—Three and Six Months Ended June 30, 2012 and 2011	14

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—BGE—Three Months Ended June 30, 2012 and March 12, 2012 Through June 30, 2012	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations—Other—Three and Six Months Ended June 30, 2012 and 2011	16

Exelon Generation Statistics—Three Months Ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011	17

Exelon Generation Statistics—Six Months Ended June 30, 2012 and 2011	18

ComEd Statistics—Three and Six Months Ended June 30, 2012 and 2011	19

PECO Statistics—Three and Six Months Ended June 30, 2012 and 2011	20

BGE Statistics—Three Months Ended June 30, 2012 and March 12, 2012 Through June 30, 2012	21

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2012
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$3,753	$1,281	$715	$616	$(411)	$5,954

Operating expenses
Purchased power and fuel	1,852	587	296	285	(414)	2,606
Operating and maintenance	1,209	331	172	161	(2)	1,871
Depreciation, amortization, accretion and depletion	204	152	54	71	13	494
Taxes other than income	90	69	42	47	6	254

Total operating expenses	3,355	1,139	564	564	(397)	5,225

Equity in loss of unconsolidated affiliates	(57)	—	—	—	—	(57)

Operating income (loss)	341	142	151	52	(14)	672

Other income and deductions
Interest expense	(85)	(74)	(31)	(34)	(32)	(256)
Other, net	(33)	3	2	7	20	(1)

Total other income and deductions	(118)	(71)	(29)	(27)	(12)	(257)

Income (loss) before income taxes	223	71	122	25	(26)	415

Income taxes	58	29	42	9	(12)	126

Net income (loss)	165	42	80	16	(14)	289

Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(1)	—	1	3	—	3

Net income (loss) on common stock	$166	$42	$79	$13	$(14)	$286

	Three Months Ended June 30, 2011
	Generation	ComEd	PECO	BGE	Other (a)	Exelon Consolidated
Operating revenues	$2,455	$1,444	$842	$—	$(245)	$4,496

Operating expenses
Purchased power and fuel	841	716	408	—	(249)	1,716
Operating and maintenance	763	268	172	—	23	1,226
Depreciation, amortization, accretion and depletion	138	136	50	—	5	329
Taxes other than income	66	70	51	—	4	191

Total operating expenses	1,808	1,190	681	—	(217)	3,462

Operating income (loss)	647	254	161	—	(28)	1,034

Other income and deductions
Interest expense	(45)	(86)	(34)	—	(17)	(182)
Other, net	76	4	3	—	18	101

Total other income and deductions	31	(82)	(31)	—	1	(81)

Income (loss) before income taxes	678	172	130		(27)	953

Income taxes	235	58	47	—	(8)	332

Net income (loss)	443	114	83	—	(19)	621

Preferred security dividends	—	—	1	—	—	1

Net income (loss) on common stock	$443	$114	$82	$—	$(19)	$620

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2012 (a)
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$6,492	$2,670	$1,590	$668	$(780)	$10,640

Operating expenses
Purchased power and fuel	2,896	1,208	707	352	(792)	4,371
Operating and maintenance	2,382	650	375	222	206	3,835
Depreciation, amortization, accretion and depletion	357	300	107	90	22	876
Taxes other than income	164	144	74	57	9	448

Total operating expenses	5,799	2,302	1,263	721	(555)	9,530

Equity in loss of unconsolidated affiliates	(79)	—	—	—	—	(79)

Operating income (loss)	614	368	327	(53)	(225)	1,031

Other income and deductions
Interest expense	(138)	(156)	(62)	(42)	(53)	(451)
Other, net	145	7	5	8	29	194

Total other income and deductions	7	(149)	(57)	(34)	(24)	(257)

Income (loss) before income taxes	621	219	270	(87)	(249)	774

Income taxes	289	90	93	(38)	(150)	284

Net income (loss)	332	129	177	(49)	(99)	490

Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	(2)	—	2	4	—	4

Net income (loss) on common stock	$334	$129	$175	$(53)	$(99)	$486

	Six Months Ended June 30, 2011
	Generation	ComEd	PECO	BGE	Other (b)	Exelon Consolidated
Operating revenues	$5,098	$2,910	$1,996	$—	$(553)	$9,451

Operating expenses
Purchased power and fuel	1,724	1,505	1,042	—	(555)	3,716
Operating and maintenance	1,517	534	378	—	20	2,449
Depreciation, amortization, accretion and depletion	277	270	98	—	11	656
Taxes other than income	132	147	106	—	9	394

Total operating expenses	3,650	2,456	1,624	—	(515)	7,215

Operating income (loss)	1,448	454	372	—	(38)	2,236

Other income and deductions
Interest expense	(91)	(172)	(68)	—	(32)	(363)
Other, net	152	8	8	—	28	196

Total other income and deductions	61	(164)	(60)	—	(4)	(167)

Income (loss) before income taxes	1,509	290	312	—	(42)	2,069

Income taxes	571	107	102	—	(1)	779

Net income (loss)	938	183	210	—	(41)	1,290

Preferred security dividends	—	—	2	—	—	2

Net income (loss) on common stock	$938	$183	$208	$—	$(41)	$1,288

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Variance	2012 (a)	2011	Variance
Operating revenues	$3,753	$2,455	$1,298	$6,492	$5,098	$1,394

Operating expenses
Purchased power and fuel	1,852	841	1,011	2,896	1,724	1,172
Operating and maintenance	1,209	763	446	2,382	1,517	865
Depreciation, amortization, accretion and depletion	204	138	66	357	277	80
Taxes other than income	90	66	24	164	132	32

Total operating expenses	3,355	1,808	1,547	5,799	3,650	2,149
Equity in loss of unconsolidated affiliates	(57)	—	(57)	(79)	—	(79)

Operating income	341	647	(306)	614	1,448	(834)

Other income and deductions
Interest expense	(85)	(45)	(40)	(138)	(91)	(47)
Other, net	(33)	76	(109)	145	152	(7)

Total other income and deductions	(118)	31	(149)	7	61	(54)

Income before income taxes	223	678	(455)	621	1,509	(888)
Income taxes	58	235	(177)	289	571	(282)

Net income	165	443	(278)	332	938	(606)
Net loss attributable to noncontrolling interests	(1)	—	(1)	(2)	—	(2)

Net income on common stock	$166	$443	$(277)	$334	$938	$(604)

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$1,281	$1,444	$(163)	$2,670	$2,910	$(240)

Operating expenses
Purchased power	587	716	(129)	1,208	1,505	(297)
Operating and maintenance	331	268	63	650	534	116
Depreciation and amortization	152	136	16	300	270	30
Taxes other than income	69	70	(1)	144	147	(3)

Total operating expenses	1,139	1,190	(51)	2,302	2,456	(154)

Operating income	142	254	(112)	368	454	(86)

Other income and deductions
Interest expense	(74)	(86)	12	(156)	(172)	16
Other, net	3	4	(1)	7	8	(1)

Total other income and deductions	(71)	(82)	11	(149)	(164)	15

Income before income taxes	71	172	(101)	219	290	(71)

Income taxes	29	58	(29)	90	107	(17)

Net income	$42	$114	$(72)	$129	$183	$(54)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$715	$842	$(127)	$1,590	$1,996	$(406)

Operating expenses
Purchased power and fuel	296	408	(112)	707	1,042	(335)
Operating and maintenance	172	172	—	375	378	(3)
Depreciation and amortization	54	50	4	107	98	9
Taxes other than income	42	51	(9)	74	106	(32)

Total operating expenses	564	681	(117)	1,263	1,624	(361)

Operating income	151	161	(10)	327	372	(45)

Other income and deductions
Interest expense	(31)	(34)	3	(62)	(68)	6
Other, net	2	3	(1)	5	8	(3)

Total other income and deductions	(29)	(31)	2	(57)	(60)	3

Income before income taxes	122	130	(8)	270	312	(42)

Income taxes	42	47	(5)	93	102	(9)

Net income	80	83	(3)	177	210	(33)

Preferred security dividends	1	1	—	2	2	—

Net income on common stock	$79	$82	$(3)	$175	$208	$(33)

	BGE
	Three Months Ended June 30,			March 12, 2012 through June 30, 2012
	2012	2011	Variance	2012	2011	Variance
Operating revenues	$616	$—	$616	$668	$—	$668

Operating expenses
Purchased power and fuel	285	—	285	352	—	352
Operating and maintenance	161	—	161	222	—	222
Depreciation and amortization	71	—	71	90	—	90
Taxes other than income	47	—	47	57	—	57

Total operating expenses	564	—	564	721	—	721

Operating loss	52	—	52	(53)	—	(53)

Other income and deductions
Interest expense	(34)	—	(34)	(42)	—	(42)
Other, net	7	—	7	8	—	8

Total other income and deductions	(27)	—	(27)	(34)	—	(34)

Loss before income taxes	25	—	25	(87)	—	(87)

Income taxes	9	—	9	(38)	—	(38)

Net loss	16	—	16	(49)	—	(49)

Preference stock dividends	3	—	3	4	—	4

Net loss on common stock	$13	$—	$13	$(53)	$—	$(53)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Variance	2012 (b)	2011	Variance
Operating revenues	$(411)	$(245)	$(166)	$(780)	$(553)	$(227)

Operating expenses
Purchased power and fuel	(414)	(249)	(165)	(792)	(555)	(237)
Operating and maintenance	(2)	23	(25)	206	20	186
Depreciation and amortization	13	5	8	22	11	11
Taxes other than income	6	4	2	9	9	—

Total operating expenses	(397)	(217)	(180)	(555)	(515)	(40)

Operating loss	(14)	(28)	14	(225)	(38)	(187)

Other income and deductions
Interest expense	(32)	(17)	(15)	(53)	(32)	(21)
Other, net	20	18	2	29	28	1

Total other income and deductions	(12)	1	(13)	(24)	(4)	(20)

Loss before income taxes	(26)	(27)	1	(249)	(42)	(207)

Income taxes	(12)	(8)	(4)	(150)	(1)	(149)

Net loss	$(14)	$(19)	$5	$(99)	$(41)	$(58)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	June 30, 2012 (a)	December 31, 2011
ASSETS

Current assets
Cash and cash equivalents	$1,349	$1,016
Restricted cash and investments	83	40
Restricted cash and investments of variable interest entities	34	—
Accounts receivable, net
Customer	2,828	1,613
Other	1,252	1,000
Accounts receivable, net, variable interest entities	241	—
Mark-to-market derivative assets	1,170	432
Unamortized energy contracts assets	1,433	13
Inventories, net
Fossil fuel	227	208
Materials and supplies	772	656
Deferred income taxes	63	—
Regulatory assets	867	390
Other	1,435	345

Total current assets	11,754	5,713

Property, plant and equipment, net	42,613	32,570

Deferred debits and other assets
Regulatory assets	6,103	4,518
Nuclear decommissioning trust (NDT) funds	6,841	6,507
Investments	836	751
Investments in affiliates	420	15
Investment in CENG	1,878	—
Goodwill	2,626	2,625
Mark-to-market derivative assets	1,241	650
Unamortized energy contracts assets	1,317	388
Pledged assets for Zion Station decommissioning	650	734
Other	1,155	524

Total deferred debits and other assets	23,067	16,712

Total assets	$77,434	$54,995

Liabilities and shareholders’ equity

Current liabilities
Short-term borrowings	$376	$163
Short-term notes payable—accounts receivable agreement	225	225
Long-term debt due within one year	526	828
Long-term debt of variable interest entities due within one year	65	—
Accounts payable	2,183	1,444
Accounts payable of variable interest entities	119	—
Accrued expenses	1,441	1,255
Deferred income taxes	482	1
Regulatory liabilities	259	197
Dividends payable	4	349
Mark-to-market derivative liabilities	829	112
Unamortized energy contract liabilities	616	—
Other	958	560

Total current liabilities	8,083	5,134

Long-term debt	17,045	11,799
Long-term debt to financing trusts	649	390
Long-term debt of variable interest entity	479	—

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	10,823	8,253
Asset retirement obligations	4,126	3,884
Pension obligations	2,610	2,194
Non-pension postretirement benefit obligations	2,703	2,263
Spent nuclear fuel obligation	1,019	1,019
Regulatory liabilities	3,963	3,627
Mark-to-market derivative liabilities	578	126
Unamortized energy contract liabilities	747	—
Payable for Zion Station decommissioning	464	563
Other	1,736	1,268

Total deferred credits and other liabilities	28,769	23,197

Total liabilities	55,025	40,520

Commitments and contingencies
Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	16,559	9,107
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	10,114	10,055
Accumulated other comprehensive loss, net	(2,313)	(2,450)

Total shareholders’ equity	22,033	14,385

BGE preference stock not subject to mandatory redemption	193	—
Noncontrolling interest	96	3

Total equity	22,322	14,388

Total liabilities and shareholders’ equity	$77,434	$54,995

(a)	Includes the financial information of Constellation and BGE.

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended June 30,
	2012 (a)	2011
Cash flows from operating activities
Net income	$490	$1,290
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, accretion and depletion including nuclear fuel and energy contract amortization	1,895	1,114
Deferred income taxes and amortization of investment tax credits	227	590
Net fair value changes related to derivatives	(323)	264
Net realized and unrealized gains on NDT fund investments	(70)	(51)
Other non-cash operating activities	937	378
Changes in assets and liabilities:
Accounts receivable	414	—
Inventories	45	17
Accounts payable, accrued expenses and other current liabilities	(1,058)	(486)
Option premiums (paid) received, net	(109)	38
Counterparty collateral received (posted), net	451	(494)
Income taxes	259	691
Pension and non-pension postretirement benefit contributions	(90)	(2,089)
Other assets and liabilities	(339)	(249)

Net cash flows provided by operating activities	2,729	1,013

Cash flows from investing activities
Capital expenditures	(2,816)	(1,985)
Proceeds from nuclear decommissioning trust fund sales	5,371	1,657
Investment in nuclear decommissioning trust funds	(5,483)	(1,772)
Cash acquired from Constellation	964	—
Proceeds from sales of investments	12	—
Purchases of investments	(5)	—
Change in restricted cash	(15)	(2)
Other investing activities	(12)	28

Net cash flows used in investing activities	(1,984)	(2,074)

Cash flows from financing activities
Changes in short-term debt	179	140
Issuance of long-term debt	850	599
Retirement of long-term debt	(649)	(2)
Dividends paid on common stock	(773)	(695)
Dividends paid to former Constellation shareholders	(51)	—
Proceeds from employee stock plans	42	15
Other financing activities	(10)	(46)

Net cash flows (used in) provided by financing activities	(412)	11

Increase (decrease) in cash and cash equivalents	333	(1,050)
Cash and cash equivalents at beginning of period	1,016	1,612

Cash and cash equivalents at end of period	$1,349	$562

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2012 (a)				Three Months Ended June 30, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,954	$412	(c),(d),(e)	$6,366	$4,496	$(8	)(c)	$4,488

Operating expenses
Purchased power and fuel	2,606	262	(c),(d),(e)	2,868	1,716	(124	)(d)	1,592
Operating and maintenance	1,871	(144	)(c),(f)	1,727	1,226	(15	)(c),(f),(j)	1,211
Depreciation, amortization, accretion and depletion	494	(14	)(c),(f)	480	329	(22	)(c)	307
Taxes other than income	254	(2	)(c)	252	191	—		191

Total operating expenses	5,225	102		5,327	3,462	(161)		3,301

Equity in loss of unconsolidated affiliates	(57)	52	(e),(f)	(5)	—	—		—

Operating income	672	362		1,034	1,034	153		1,187

Other income and deductions
Interest expense	(256)	(5	)(g)	(261)	(182)	—		(182)
Other, net	(1)	62	(c),(f),(h)	61	101	(25	)(h)	76

Total other income and deductions	(257)	57		(200)	(81)	(25)		(106)

Income before income taxes	415	419		834	953	128		1,081

Income taxes	126	183	(c),(d),(e), (f),(g),(h),(i)	309	332	51	(c),(d),(f), (h),(j)	383

Net income	289	236		525	621	77		698

Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	3	—		3	1	—		1

Net income on common stock	$286	$236		$522	$620	$77		$697

Effective tax rate	30.4%			37.1%	34.8%			35.4%

Earnings per average common share
Basic	$0.34	$0.28		$0.62	$0.93	$0.12		$1.05
Diluted	$0.33	$0.28		$0.61	$0.93	$0.12		$1.05

Average common shares outstanding
Basic	853			853	663			663
Diluted	856			856	664			664

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Plant retirements and divestitures (c)		$—				$0.02
Mark-to-market impact of economic hedging activities (d)		(0.15)				0.12
Amortization of commodity contract intangibles (e)		0.33				—
Constellation merger and integration costs (f)		0.08				0.02
Amortization of the fair value of certain debt (g)		—				—
Unrealized losses (gains) related to NDT fund investments (h)		0.02				(0.01)
Reassessment of state deferred income taxes (i)		—				—
Recovery of costs pursuant to the 2011 distribution rate case order (j)		—				(0.03)

Total adjustments		$0.28				$0.12

(a)	Includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the Federal Energy Regulatory Commission (FERC) approved reliability-must-run rate schedule, and the revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(g)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(h)	Adjustment to exclude the unrealized gains in 2011 and losses in 2012 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(j)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2012 (a)				Six Months Ended June 30, 2011
	GAAP (b)	Adjustments		Adjusted Non-GAAP	GAAP (b)	Adjustments		Adjusted Non-GAAP
Operating revenues	$10,640	$559	(c),(d), (e),(f)	$11,199	$9,451	$(8	)(c)	$9,443

Operating expenses
Purchased power and fuel	4,371	262	(c),(d), (e),(g)	4,633	3,716	(272	)(d)	3,444
Operating and maintenance	3,835	(716	)(c),(e),(f), (g),(h),(i)	3,119	2,449	(17	)(c),(g), (m)	2,432
Depreciation, amortization, accretion and depletion	876	(30	)(c),(g)	846	656	(46	)(c)	610
Taxes other than income	448	(1	)(c),(f)	447	394	—		394

Total operating expenses	9,530	(485)		9,045	7,215	(335)		6,880

Equity in earnings of unconsolidated affiliates	(79)	60	(e),(g)	(19)	—	—		—

Operating income	1,031	1,104		2,135	2,236	327		2,563

Other income and deductions
Interest expense	(451)	(6	)(j)	(457)	(363)	—		(363)
Other, net	194	(57	)(c),(g),(k)	137	196	(88	)(k)	108

Total other income and deductions	(257)	(63)		(320)	(167)	(88)		(255)

Income before income taxes	774	1,041		1,815	2,069	239		2,308

Income taxes	284	402	(c),(d),(e), (f),(g),(h),(i), (j),(k),(l)	686	779	51	(c),(d),(g), (k),(m),(n)	830

Net income on common stock	490	639		1,129	1,290	188		1,478

Net loss attributable to noncontrolling interests, preferred security dividends and preference stock dividends	4	—		4	2	—		2

Net income	$486	$639		$1,125	$1,288	$188		$1,476

Effective tax rate	36.7%			37.8%	37.7%			36.0%

Earnings per average common share
Basic	$0.62	$0.82		$1.44	$1.94	$0.28		$2.22
Diluted	$0.62	$0.82		$1.44	$1.94	$0.28		$2.22

Average common shares outstanding
Basic	779			779	663			663
Diluted	781			781	664			664

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Plant retirements and divestitures (c)		$0.01				$0.04
Mark-to-market impact of economic hedging activities (d)		(0.21)				0.25
Amortization of commodity contract intangibles (e)		0.46				—
Maryland commitments (f)		0.29				—
Constellation merger and integration costs (g)		0.23				0.02
FERC settlement (h)		0.22				—
Other acquisition costs (i)		—				—
Amortization of the fair value of certain debt (j)		—				—
Unrealized (gains) related to NDT fund investments (k)		(0.02)				(0.04)
Reassessment of state deferred income taxes (l)		(0.16)				—
Recovery of costs pursuant to the 2011 distribution rate case order (m)		—				(0.03)
Charge resulting from Illinois tax rate change legislation (n)		—				0.04

Total adjustments		$0.82				$0.28

(a)	Includes financial results for Constellation Energy including BGE, beginning on March 12, 2012, the date the acquisition was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule, and the revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(g)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(h)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(i)	Adjustment to exclude certain costs associated with various acquisitions.
(i)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(k)	Adjustment to exclude the unrealized gains in 2011 and 2012 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(l)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(m)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(n)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended June 30, 2012 and 2011

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2011 GAAP Earnings (Loss)	$0.93	$443	$114	$82	$—	$(19)	$620

2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.12	75	—	—	—	—	75
Unrealized Gains Related to NDT Fund Investments (1)	(0.01)	(6)	—	—	—	—	(6)
Plant Retirements and Divestitures (2)	0.02	10	—	—	—	—	10
Recovery of Costs Pursuant to the 2011 Distribution Rate Case Order (3)	(0.03)	—	(17)	—	—	—	(17)
Constellation Merger and Integration Costs (4)	0.02	1	—	—	—	14	15

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	1.05	523	97	82	—	(5)	697

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (5)	0.03	22	—	—	—	—	22
Nuclear Fuel Costs (6)	(0.01)	(12)	—	—	—	—	(12)
Capacity Pricing	(0.03)	(26)	—	—	—	—	(26)
Market and Portfolio Conditions (7)	0.25	212	—	—	—	—	212
Transmission Upgrades (8)	—	6	—	—	—	(6)	—
ComEd, PECO and BGE Margins:
Weather	—	—	11	(8)	— (c)	—	3
Load	(0.01)	—	(4)	(3)	— (c)	—	(7)
Discrete Impacts of the 2012 Distribution Formula Rate Order (9)	(0.07)	—	(59)	—	—	—	(59)
Other Energy Delivery (10)	0.28	—	42	1	199	—	242
Discrete Impacts of the 2011 Distribution Rate Case Order (11)	(0.03)	—	(22)	—	—	—	(22)
Operating and Maintenance Expense:
Labor, Contracting and Materials (12)	(0.24)	(149)	(10)	9	(59)	—	(209)
Planned Nuclear Refueling Outages (13)	0.04	31	—	—	—	—	31
Pension and Non-Pension Postretirement Benefits (14)	(0.03)	(9)	(5)	(2)	(4)	(3)	(23)
Other Operating and Maintenance	(0.12)	(72)	(3)	(5)	(32)	11	(101)
Depreciation and Amortization Expense (15)	(0.13)	(45)	(9)	(2)	(43)	(5)	(104)
Nuclear Decommissioning Trust Fund Special Transfer Tax Deduction (16)	(0.07)	(41)	—	—	—	(2)	(43)
Equity in Losses of Unconsolidated Affiliates (17)	—	(3)	—	—	—	—	(3)
Income Taxes	—	(2)	(3)	2	1	(1)	(3)
Interest Expense, Net	(0.05)	(26)	7	2	(21)	(2)	(40)
Other	(0.04)	(10)	—	5	(27)	(1)	(33)
Share Differential (18)	(0.21)	—	—	—	—	—	—

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	0.61	399	42	81	14	(14)	522

2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.15	120	—	—	—	3	123
Unrealized Losses Related to NDT Fund Investments (1)	(0.02)	(19)	—	—	—	—	(19)
Plant Retirements and Divestitures (2)	—	1	—	—	—	—	1
Constellation Merger and Integration Costs (4)	(0.08)	(57)	—	(2)	(1)	(7)	(67)
Amortization of Commodity Contract Intangibles (19)	(0.33)	(281)	—	—	—	—	(281)
Amortization of the Fair Value of Certain Debt (20)	—	3	—	—	—	—	3
Reassessment of State Deferred Income Taxes (21)	—	—	—	—	—	4	4

2012 GAAP Earnings (Loss)	$0.33	$166	$42	$79	$13	$(14)	$286

(a)	For the three months ended June 30, 2012, includes financial results for Constellation and BGE. Therefore, the results of operations from 2012 and 2011 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes, thereby recovering a specified dollar amount of distribution revenues per customer, by customer class, regardless of changes in consumption levels. Therefore, while these revenues are affected by customer growth, they will not be affected by actual weather or usage conditions.

(1)	Reflects the impact of unrealized gains in 2011 and unrealized losses in 2012 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Primarily reflects incremental accelerated depreciation associated with the retirement of four fossil generating units and compensation for operating two of the units past their planned May 31, 2011 retirement date under a FERC-approved reliability-must-run rate schedule. For 2012, also reflects revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(3)	Reflects one-time benefits pursuant to the ComEd 2011 electric distribution rate case order for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(4)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(5)	Primarily reflects the impact of decreased planned nuclear outage days in 2012, excluding Constellation Energy Nuclear Group, LLC (CENG).
(6)	Primarily reflects the impact of higher nuclear fuel prices, excluding CENG.
(7)	Primarily reflects the addition of Constellation’s financial results in 2012, partially offset by the impact of decreased realized market prices for the sale of energy in the Mid-Atlantic and Midwest regions.
(8)	Reflects intercompany expense in 2011 at Generation for upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.
(9)	Reflects the impacts on distribution revenues recorded prior to March 31, 2012, pursuant to the final order issued by the Illinois Commerce Commission (ICC) on the 2011 performance based formula rate proceeding under the Energy Infrastructure Modernization Act (EIMA).
(10)	For ComEd, primarily reflects increased distribution revenue pursuant to the 2011 electric distribution rate case order and the 2012 performance based formula rate, and increased cost recovery for energy efficiency and demand response programs (completely offset in operating and maintenance expense).
(11)	Primarily reflects one-time net benefits pursuant to the 2011 ComEd electric distribution rate case order to reestablish previously expensed plant balances and to recognize the estimated recovery of funds for working capital related to the procurement of energy.
(12)	Primarily reflects the impacts of increased wages and other benefits and increased contracting expenses (exclusive of planned nuclear refueling outages and incremental storm costs). At ComEd, increased contracting expenses primarily resulted from new projects related to EIMA. At PECO, decreased contracting expenses primarily relates to a reduction in construction and maintenance projects in 2012.
(13)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2012, excluding Salem and CENG.
(14)	The increase in pension and OPEB costs primarily reflect the impact of lower discount rates and expected return on assets for 2012 as compared to 2011.
(15)	Includes increased depreciation expense across the operating companies due to ongoing capital expenditures.
(16)	Reflects one-time interest and tax benefits in 2011 associated with a change in the timing of the deduction for the transfer of cash or investments from nonqualified nuclear decommissioning trust funds to qualified decommissioning trust funds pursuant to the Energy Policy Act of 2005 and related Treasury Regulations.
(17)	Includes the non-cash amortization of the basis difference recorded at fair value at the merger date, partially offset by the equity in earnings in CENG.
(18)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.
(19)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(20)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(21)	Reflects a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.

EXELON CORPORATION (a)

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Six Months Ended June 30, 2012 and 2011

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	BGE	Other (b)	Exelon
2011 GAAP Earnings (Loss)	$1.94	$938	$183	$208	$—	$(41)	$1,288

2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.25	164	—	—	—	—	164
Unrealized Gains Related to NDT Fund Investments (1)	(0.04)	(30)	—	—	—	—	(30)
Plant Retirements and Divestitures (2)	0.04	27	—	—	—	—	27
Non-Cash Charge Resulting From Illinois Tax Rate Change Legislation (3)	0.04	21	4	—	—	4	29
Recovery of Costs Pursuant to the 2011 Distribution Rate Case Order (4)	(0.03)	—	(17)	—	—	—	(17)
Constellation Merger and Integration Costs (5)	0.02	1	—	—	—	14	15

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	2.22	1,121	170	208	—	(23)	1,476

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (6)	0.03	23	—	—	—	—	23
Nuclear Fuel Costs (7)	(0.04)	(31)	—	—	—	—	(31)
Capacity Pricing	(0.13)	(100)	—	—	—	—	(100)
Market and Portfolio Conditions (8)	0.26	202	—	—	—	—	202
Transmission Upgrades (9)	—	6	—	—	—	(6)	—
ComEd, PECO and BGE Margins:
Weather	(0.05)	—	1	(37)	— (c)	—	(36)
Load	(0.02)	—	(4)	(8)	— (c)	—	(12)
Discrete Impacts of the 2012 Distribution Formula Rate Order (10)	(0.07)	—	(52)	—	—	—	(52)
Other Energy Delivery (11)	0.45	—	99	(2)	257	—	354
Discrete Impacts of the 2011 Distribution Rate Case Order (12)	(0.03)	—	(22)	—	—	—	(22)
Operating and Maintenance Expense:
Labor, Contracting and Materials (13)	(0.33)	(176)	(26)	10	(70)	—	(262)
Planned Nuclear Refueling Outages (14)	0.03	22	—	—	—	—	22
Pension and Non-Pension Postretirement Benefits (15)	(0.05)	(18)	(10)	(4)	(5)	(5)	(42)
Other Operating and Maintenance (16)	(0.16)	(89)	(12)	2	(39)	14	(124)
Depreciation and Amortization Expense (17)	(0.18)	(59)	(18)	(5)	(54)	(7)	(143)
Nuclear Decommissioning Trust Fund Special Transfer Tax Deduction (18)	(0.07)	(41)	—	—	—	(2)	(43)
Equity in Losses of Unconsolidated Affiliates (19)	(0.02)	(12)	—	—	—	—	(12)
Income Taxes (20)	(0.03)	(16)	(7)	(6)	3	9	(17)
Interest Expense, Net	(0.07)	(32)	9	4	(25)	(7)	(51)
Other (21)	(0.01)	8	2	20	(35)	—	(5)
Share Differential (22)	(0.29)	—	—	—	—	—	—

2012 Adjusted (non-GAAP) Operating Earnings (Loss)	1.44	808	130	182	32	(27)	1,125

2012 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	0.21	157	—	—	—	10	167
Unrealized Gains Related to NDT Fund Investments (1)	0.02	17	—	—	—	—	17
Plant Retirements and Divestitures (2)	(0.01)	(7)	—	—	—	—	(7)
Constellation Merger and Integration Costs (5)	(0.23)	(102)	(1)	(7)	(2)	(68)	(180)
Maryland Commitments (23)	(0.29)	(22)	—	—	(83)	(122)	(227)
Amortization of Commodity Contract Intangibles (24)	(0.46)	(358)	—	—	—	—	(358)
FERC Settlement (25)	(0.22)	(172)	—	—	—	—	(172)
Reassessment of State Deferred Income Taxes (26)	0.16	13	—	—	—	108	121
Amortization of the Fair Value of Certain Debt (27)	—	3	—	—	—	—	3
Other Acquisition Costs	—	(3)	—	—	—	—	(3)

2012 GAAP Earnings (Loss)	$0.62	$334	$129	$175	$(53)	$(99)	$486

(a)	For the six months ended June 30, 2012, includes financial results for Constellation and BGE beginning on March 12, 2012, the date the merger was completed. Therefore, the results of operations from 2012 and 2011 are not comparable for Generation, BGE, Other and Exelon. The explanations below identify any significant or unusual items affecting the results of operations.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC, BGE records a monthly adjustment to residential and the majority of its commercial and industrial customers to eliminate the effect of abnormal weather and usage patterns per customer on distribution volumes, thereby recovering a specified dollar amount of distribution revenues per customer, by customer class, regardless of changes in consumption levels. Therefore, while these revenues are affected by customer growth, they will not be affected by actual weather or usage conditions.

(1)	Reflects the impact of unrealized gains in 2011 and 2012 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Primarily reflects incremental accelerated depreciation associated with the retirement of four fossil generating units and compensation for operating two of the units past their planned May 31, 2011 retirement date under a FERC-approved reliability-must-run rate schedule. For 2012, also reflects revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(3)	Reflects the impact of a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(4)	Reflects one-time benefits pursuant to the ComEd 2011 electric distribution rate case order for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(5)	Reflects certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(6)	Primarily reflects the impact of decreased planned nuclear outage days in 2012, excluding CENG.
(7)	Primarily reflects the impact of higher nuclear fuel prices, excluding CENG.
(8)	Primarily reflects the addition of Constellation’s financial results in 2012, partially offset by the impact of decreased realized market prices for the sale of energy in the Mid-Atlantic and Midwest regions.
(9)	Reflects intercompany expense in 2011 at Generation for upgrades in transmission assets owned by ComEd, which are reflected as assets at Exelon Corporate.
(10)	Reflects the impacts on distribution revenues recorded prior to December 31, 2011, pursuant to the final order issued by the ICC on the 2011 performance based formula rate proceeding under EIMA.
(11)	For ComEd, primarily reflects increased distribution revenue pursuant to the 2011 electric distribution rate case order and the 2012 performance based formula rate, and increased cost recovery for energy efficiency and demand response programs (completely offset in operating and maintenance expense), partially offset by updates to the 2011 performance based formula rate.
(12)	Primarily reflects one-time net benefits pursuant to the 2011 ComEd electric distribution rate case order to reestablish previously expensed plant balances and to recognize the estimated recovery of funds for working capital related to the procurement of energy.
(13)	Primarily reflects the impacts of increased wages and other benefits and increased contracting expenses (exclusive of planned nuclear refueling outages and incremental storm costs). At ComEd, increased contracting expenses primarily resulted from new projects related to EIMA. At PECO, decreased contracting expenses primarily relates to a reduction in construction and maintenance projects in 2012.
(14)	Primarily reflects the impact of decreased planned nuclear refueling outage days in 2012, excluding Salem and CENG.
(15)	The increase in pension and OPEB costs primarily reflect the impact of lower discount rates and expected return on assets for 2012 as compared to 2011.
(16)	Primarily reflects increased costs at ComEd associated with energy efficiency and demand response programs (completely offset by increased other energy delivery revenues at ComEd), partially offset by decreased storm costs in the ComEd and PECO service territory.
(17)	Includes increased depreciation expense across the operating companies due to ongoing capital expenditures.
(18)	Reflects one-time interest and tax benefits in 2011 associated with a change in the timing of the deduction for the transfer of cash or investments from nonqualified nuclear decommissioning trust funds to qualified decommissioning trust funds pursuant to the Energy Policy Act of 2005 and related Treasury Regulations.
(19)	Primarily reflects the non-cash amortization of the basis difference recorded at fair value at the merger date and equity in losses in CENG.
(20)	Primarily reflects a reduction in Generation’s manufacturing deduction benefits.
(21)	For Generation, primarily reflects realized NDT fund gains related to changes to the investment strategy and favorable market conditions in 2012. For PECO, primarily reflects decreased gross receipts tax (completely offset by decreased PECO margins) and the impact of a sales and use tax reserve reduction resulting from an audit.
(22)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the merger.
(23)	Reflects costs incurred as part of the Maryland order approving the merger transaction.
(24)	Represents the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(25)	Reflects costs incurred as part of a March 2012 settlement with the FERC to resolve a dispute related to Constellation’s prior period hedging and risk management transactions.
(26)	Reflects a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(27)	Represents the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	GAAP (b)	Adjustments		Adjusted Non - GAAP	GAAP (b)	Adjustments		Adjusted Non - GAAP
Operating revenues	$3,753	$417	(c),(d),(e)	$4,170	$2,455	$(8	)(c)	$2,447

Operating expenses
Purchased power and fuel	1,852	262	(c),(d),(e)	2,114	841	(124	)(d)	717
Operating and maintenance	1,209	(126	)(c),(f)	1,083	763	(4	)(c),(f)	759
Depreciation, amortization, accretion and depletion	204	(14	)(c),(f)	190	138	(22	)(c)	116
Taxes other than income	90	(2	)(c)	88	66	—		66

Total operating expenses	3,355	120		3,475	1,808	(150)		1,658
Equity in loss of unconsolidated affiliates	(57)	52	(e),(f)	(5)	—	—		—

Operating income	341	349		690	647	142		789

Other income and deductions
Interest expense	(85)	(5	)(g)	(90)	(45)	—		(45)
Other, net	(33)	62	(c),(f),(h)	29	76	(25	)(h)	51

Total other income and deductions	(118)	57		(61)	31	(25)		6

Income before income taxes	223	406		629	678	117		795

Income taxes	58	173	(c),(d),(e), (f),(g),(h)	231	235	37	(c),(d), (f),(h)	272

Net income	165	233		398	443	80		523

Net loss attributable to noncontrolling interests	(1)	—		(1)	—	—		—

Net income on common stock	$166	$233		$399	$443	$80		$523

	Six Months Ended June 30, 2012 (a)				Six Months Ended June 30, 2011
	GAAP (b)	Adjustments		Adjusted Non - GAAP	GAAP (b)	Adjustments		Adjusted Non - GAAP
Operating revenues	$6,492	$462	(c),(d),(e)	$6,954	$5,098	$(8	)(c)	$5,090

Operating expenses
Purchased power and fuel	2,896	262	(c),(d),(e),(f)	3,158	1,724	(272	)(d)	1,452
Operating and maintenance	2,382	(447	)(c),(e),(f), (i),(j),(k)	1,935	1,517	(6	)(c),(f)	1,511
Depreciation, amortization, accretion and depletion	357	(30	)(c),(f)	327	277	(46	)(c)	231
Taxes other than income	164	(3	)(c)	161	132	—		132

Total operating expenses	5,799	(218)		5,581	3,650	(324)		3,326

Equity in earnings of unconsolidated affiliates	(79)	60	(e),(f)	(19)	—	—		—

Operating income	614	740		1,354	1,448	316		1,764

Other income and deductions
Interest expense	(138)	(6	)(g)	(144)	(91)	—		(91)
Other, net	145	(57	)(c),(f),(h)	88	152	(88	)(h)	64

Total other income and deductions	7	(63)		(56)	61	(88)		(27)

Income before income taxes	621	677		1,298	1,509	228		1,737

Income taxes	289	203	(c),(d),(e), (f),(g),(h), (i),(j),(k),(l)	492	571	45	(c),(d),(f), (h),(m)	616

Net income	332	474		806	938	183		1,121

Net income attributable to noncontrolling interests	(2)	—		(2)	—	—		—

Net income on common stock	$334	$474		$808	$938	$183		$1,121

(a)	Includes financial results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude costs associated with the retirement of fossil generating units, the impacts of the FERC approved reliability-must-run rate schedule, and the revenues and operating expenses related to three generation facilities required to be sold within 180 days of the merger.
(d)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(e)	Adjustment to exclude the non-cash amortization of intangible assets, net, related to commodity contracts recorded at fair value at the merger date.
(f)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(g)	Adjustment to exclude the non-cash amortization of certain debt recorded at fair value at the merger date expected to be retired in 2013.
(h)	Adjustment to exclude the unrealized (gains) losses in 2012 and 2011 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(j)	Adjustment to exclude costs associated with the March 2012 settlement with the FERC.
(k)	Adjustment to exclude certain costs associated with various acquisitions.
(l)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(m)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,281	$—		$1,281	$1,444	$—		$1,444

Operating expenses
Purchased power	587	—		587	716	—		716
Operating and maintenance	331	—		331	268	13	(b)	281
Depreciation and amortization	152	—		152	136	—		136
Taxes other than income	69	—		69	70	—		70

Total operating expenses	1,139	—		1,139	1,190	13		1,203

Operating income	142	—		142	254	(13)		241

Other income and deductions
Interest expense	(74)	—		(74)	(86)	—		(86)
Other, net	3	—		3	4	—		4

Total other income and deductions	(71)	—		(71)	(82)	—		(82)

Income before income taxes	71	—		71	172	(13)		159

Income taxes	29	—		29	58	4	(b)	62

Net income	$42	$—		$42	$114	$(17)		$97

	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,670	$—		$2,670	$2,910	$—		$2,910

Operating expenses
Purchased power	1,208	—		1,208	1,505	—		1,505
Operating and maintenance	650	(2	)(c)	648	534	13	(b)	547
Depreciation and amortization	300	—		300	270	—		270
Taxes other than income	144	—		144	147	—		147

Total operating expenses	2,302	(2)		2,300	2,456	13		2,469

Operating income	368	2		370	454	(13)		441

Other income and deductions
Interest expense	(156)	—		(156)	(172)	—		(172)
Other, net	7	—		7	8	—		8

Total other income and deductions	(149)	—		(149)	(164)	—		(164)

Income before income taxes	219	2		221	290	(13)		277

Income taxes	90	1	(c)	91	107	—	(b),(d)	107

Net income	$129	$1		$130	$183	$(13)		$170

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude one-time benefits for the recovery of previously incurred costs related to the 2009 restructuring plan and for the passage of Federal health care legislation in 2010.
(c)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(d)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2012				Three Months Ended June 30, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$715	$—		$715	$842	$—	$842

Operating expenses
Purchased power and fuel	296	—		296	408	—	408
Operating and maintenance	172	(4	)(b)	168	172	—	172
Depreciation and amortization	54	—		54	50	—	50
Taxes other than income	42	—		42	51	—	51

Total operating expenses	564	(4)		560	681	—	681

Operating income	151	4		155	161	—	161

Other income and deductions
Interest expense	(31)	—		(31)	(34)	—	(34)
Other, net	2	—		2	3	—	3

Total other income and deductions	(29)	—		(29)	(31)	—	(31)

Income before income taxes	122	4		126	130	—	130

Income taxes	42	2	(b)	44	47	—	47

Net income	80	2		82	83	—	83

Preferred security dividends	1	—		1	1	—	1

Net income on common stock	$79	$2		$81	$82	$—	$82

	Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments	Adjusted Non- GAAP
Operating revenues	$1,590	$—		$1,590	$1,996	$—	$1,996

Operating expenses
Purchased power and fuel	707	—		707	1,042	—	1,042
Operating and maintenance	375	(10	)(b)	365	378	—	378
Depreciation and amortization	107	—		107	98	—	98
Taxes other than income	74	—		74	106	—	106

Total operating expenses	1,263	(10)		1,253	1,624	—	1,624

Operating income	327	10		337	372	—	372

Other income and deductions
Interest expense	(62)	—		(62)	(68)	—	(68)
Other, net	5	—		5	8	—	8

Total other income and deductions	(57)	—		(57)	(60)	—	(60)

Income before income taxes	270	10		280	312	—	312

Income taxes	93	3	(b)	96	102	—	102

Net income	177	7		184	210	—	210

Preferred security dividends	2	—		2	2	—	2

Net income on common stock	$175	$7		$182	$208	$—	$208

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	BGE
	Three Months Ended June 30, 2011
	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$616	$—		$616

Operating expenses
Purchased power and fuel	285	—		285
Operating and maintenance	161	(3	)(b)	158
Depreciation and amortization	71	—		71
Taxes other than income	47	—		47

Total operating expenses	564	(3)		561

Operating income (loss)	52	3		55

Other income and deductions
Interest expense	(34)	—		(34)
Other, net	7	—		7

Total other income and deductions	(27)	—		(27)

Income (loss) before income taxes	25	3		28

Income taxes	9	2	(b)	11

Net income (loss)	16	1		17

Preference stock dividends	3	—		3

Net income (loss) on common stock	$13	$1		$14

	March 12, 2012 through June 30, 2012
	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$668	$113	(c)	$781

Operating expenses
Purchased power and fuel	352	—		352
Operating and maintenance	222	(32	)(b),(c)	190
Depreciation and amortization	90	—		90
Taxes other than income	57	2	(c)	59

Total operating expenses	721	(30)		691

Operating income (loss)	(53)	143		90

Other income and deductions
Interest expense	(42)	—		(42)
Other, net	8	—		8

Total other income and deductions	(34)	—		(34)

Income (loss) before income taxes	(87)	143		56

Income taxes	(38)	58	(b),(c)	20

Net income (loss)	(49)	85		36

Preference stock dividends	4	—		4

Net income (loss) on common stock	$(53)	$85		$32

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(c)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30, 2012 (b)				Three Months Ended June 30, 2011
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(411)	$(5	)(d)	$(416)	$(245)	$—		$(245)

Operating expenses
Purchased power and fuel	(414)	—		(414)	(249)	—		(249)
Operating and maintenance	(2)	(11	)(e)	(13)	23	(24	)(e)	(1)
Depreciation and amortization	13	—		13	5	—		5
Taxes other than income	6	—		6	4	—		4

Total operating expenses	(397)	(11)		(408)	(217)	(24)		(241)

Operating loss	(14)	6		(8)	(28)	24		(4)

Other income and deductions
Interest expense	(32)	—		(32)	(17)	—		(17)
Other, net	20	—		20	18	—		18

Total other income and deductions	(12)	—		(12)	1	—		1

Loss before income taxes	(26)	6		(20)	(27)	24		(3)
Income taxes	(12)	6	(d),(e),(f)	(6)	(8)	10	(e)	2

Net loss	$(14)	$—		$(14)	$(19)	$14		$(5)

	Six Months Ended June 30, 2012 (b)				Six Months Ended June 30, 2011
	GAAP (c)	Adjustments		Adjusted Non- GAAP	GAAP (c)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(780)	$(16	)(d)	$(796)	$(553)	$—		$(553)

Operating expenses
Purchased power and fuel	(792)	—		(792)	(555)	—		(555)
Operating and maintenance	206	(225	)(e),(g)	(19)	20	(24	)(e)	(4)
Depreciation and amortization	22	—		22	11	—		11
Taxes other than income	9	—		9	9	—		9

Total operating expenses	(555)	(225)		(780)	(515)	(24)		(539)

Operating loss	(225)	209		(16)	(38)	24		(14)

Other income and deductions
Interest expense	(53)	—		(53)	(32)	—		(32)
Other, net	29	—		29	28	—		28

Total other income and deductions	(24)	—		(24)	(4)	—		(4)

Loss before income taxes	(249)	209		(40)	(42)	24		(18)
Income taxes	(150)	137	(d),(e), (f),(g)	(13)	(1)	6	(e),(h)	5

Net loss	$(99)	$72		$(27)	$(41)	$18		$(23)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Includes financial results for Constellation and BGE, beginning on March 12, 2012, the date the merger was completed.
(c)	Results reported in accordance with GAAP.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude certain costs incurred associated with the merger, including transaction costs, employee-related expenses (e.g. severance, relocation and retention bonuses) and integration initiatives.
(f)	Adjustment to exclude a one-time, non-cash benefit associated with a change in state deferred tax rates resulting from a reassessment of anticipated apportionment of Exelon’s deferred taxes as a result of the merger.
(g)	Adjustment to exclude costs incurred as part of the Maryland order approving the merger transaction.
(h)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Jun. 30, 2012 (a)	Mar. 31, 2012 (a)	Dec. 31, 2011	Sept. 30, 2011	Jun. 30, 2011
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	12,277	12,064	11,587	12,158	11,172
Midwest	22,860	23,198	23,306	23,887	21,995

Total Nuclear Generation	35,137	35,262	34,893	36,045	33,167
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	2,316	1,791	1,637	1,722	2,052
Midwest	228	272	188	88	163
New England	2,755	889	—	2	2
New York	—	—	—	—	—
ERCOT (e)	2,177	840	457	1,214	207
Other (f)	1,923	819	394	249	431

Total Fossil and Renewables	9,399	4,611	2,676	3,275	2,855
Purchased Power
Mid-Atlantic (c)	7,111	2,577	739	702	707
Midwest	1,558	2,552	1,143	1,756	1,659
New England	3,905	1,100	—	—	—
New York (c)	2,818	935	—	—	—
ERCOT (e)	6,686	2,832	1,150	2,928	1,834
Other (f)	6,012	1,769	482	887	577

Total Purchased Power	28,090	11,765	3,514	6,273	4,777
Total Supply/Sales by Region (h)
Mid-Atlantic (g)	21,704	16,432	13,963	14,582	13,931
Midwest (g)	24,646	26,022	24,637	25,731	23,817
New England	6,660	1,989	—	2	2
New York	2,818	935	—	—	—
ERCOT	8,863	3,672	1,607	4,142	2,041
Other (f)	7,935	2,588	876	1,136	1,008

Total Supply/Sales by Region	72,626	51,638	41,083	45,593	40,799

	Three Months Ended
	Jun. 30, 2012 (a)	Mar. 31, 2012 (a)	Dec. 31, 2011	Sept. 30, 2011	Jun. 30, 2011
Average Margin ($/MWh) (i) (j)
Mid-Atlantic (k)	$40.68	$46.86	$56.08	$57.19	$58.79
Midwest (k)	31.00	31.40	34.18	33.15	37.28
New England	9.01	19.61	n.m.	n.m.	n.m.
New York	13.84	8.56	n.m.	n.m.	n.m.
ERCOT	13.43	9.26	(6.02)	24.46	(6.52)
Other (f)	4.28	5.41	(4.13)	(4.86)	3.08

Average Margin—Overall Portfolio	$26.15	$32.57	$39.31	$39.19	$41.59
Around-the-clock Market Prices ($/MWh) (l)
PJM West Hub	$30.40	$31.10	$35.07	$46.17	$47.27
NiHub	26.02	27.13	25.97	37.30	34.94
New England Mass Hub ATC Spark Spread	7.77	0.80	6.70	13.30	7.43
NYPP Zone A	27.87	27.18	32.03	40.89	37.03
ERCOT North Spark Spread	6.01	3.46	1.11	36.70	6.73

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 3,225 GWhs and 319 GWhs in the Mid-Atlantic and 2,817 GWhs and 722 GWhs in New York as a result of the PPA with CENG for the three months ended June 30, 2012 and March 31, 2012, respectively.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the Exelon and Constellation merger.
(e)	Generation from Wolf Hollow is included in purchased power for the period ending June 30, 2011 and through the acquisition date of August 24, 2011, and included within Fossil and Renewables subsequent to the acquisition date.
(f)	Other Regions includes South, West and Canada, which are not considered individually significant.
(g)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(h)	Total sales do not include physical proprietary trading volumes of 4,248 GWhs, 1,888 GWhs, 1,235 GWhs, 1,679 GWhs and 1,496 GWhs for the three months ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively.
(i)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(j)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(k)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(l)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2012 and 2011

	June 30, 2012 (a)	June 30, 2011
Supply (in GWhs)
Nuclear Generation (b)
Mid-Atlantic	24,341	23,543
Midwest	46,058	44,816

Total Nuclear Generation	70,399	68,359
Fossil and Renewables (b)
Mid-Atlantic (b)(d)	4,107	4,214
Midwest	500	320
New England	3,644	6
ERCOT (e)	3,017	358
Other (f)	2,742	789

Total Fossil and Renewables	14,010	5,687
Purchased Power
Mid-Atlantic (c)	9,688	1,457
Midwest	4,110	3,071
New England	5,005	—
New York (c)	3,753	—
ERCOT (e)	9,518	3,459
Other (f)	7,781	1,134

Total Purchased Power	39,855	9,121
Total Supply/Sales by Region (h)
Mid-Atlantic(g)	38,136	29,214
Midwest (g)	50,668	48,207
New England	8,649	6
New York	3,753	—
ERCOT	12,535	3,817
Other (f)	10,523	1,923

Total Supply/Sales by Region	124,264	83,167

	June 30, 2012 (a)	June 30, 2011
Average Margin ($/MWh) (i) (j)
Mid-Atlantic (k)	$43.35	$59.29
Midwest (k)	31.20	38.40
New England	11.45	n.m.
New York	12.52	n.m.
ERCOT	12.21	(2.10)
Other (f)	4.56	(2.60)
Average Margin—Overall Portfolio	$28.82	$42.97
Around-the-clock Market Prices ($/MWh) (l)
PJM West Hub	$30.75	$46.55
NiHub	26.57	34.52
NEPOOL Mass Hub	6.17	7.46
NYPP Zone A	29.55	37.51
ERCOT North Spark Spread	4.78	3.34

(a)	Includes results for Constellation beginning on March 12, 2012, the date the merger was completed.
(b)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and does not include ownership through equity method investments (e.g. CENG).
(c)	Purchased power includes physical volumes of 3,554 GWhs in the Mid-Atlantic and 3,539 GWhs in New York as a result of the PPA with CENG for the six months ended June 30, 2012.
(d)	Excludes generation under the reliability-must-run rate schedule and generation of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the Exelon and Constellation merger.
(e)	Generation from Wolf Hollow is included in purchased power for the period ending June 30, 2011 and through the acquisition date of August 24, 2011, and included within Fossil and Renewables subsequent to the acquisition date.
(f)	Other Regions includes South, West and Canada, which are not considered individually significant.
(g)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(h)	Total sales do not include physical proprietary trading volumes of 6,077 GWhs and 2,829 GWhs for the six months ended June 30, 2012 and 2011, respectively.
(i)	Excludes Generation’s other business activities not allocated to a region, including retail and wholesale gas, upstream natural gas, proprietary trading, energy efficiency, energy management and demand response, and the design, construction and operation of renewable energy facilities. Also excludes Generation’s compensation under the reliability-must-run rate schedule, the financial results of Brandon Shores, H.A. Wagner, and C.P. Crane, the generating facilities planned for divestiture as a result of the merger, amortization of certain intangible assets relating to commodity contracts recorded at fair value as a result of the Exelon and Constellation merger and other miscellaneous revenues not allocated to a region.
(j)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(k)	Includes affiliate sales to PECO and BGE in the Mid-Atlantic region and affiliate sales to ComEd and settlements of the ComEd swap in the Midwest region.
(l)	Represents the average for the quarter.

EXELON CORPORATION

ComEd Statistics

	Three Months Ended June 30, 2012 and 2011
	Electric Deliveries (in GWhs)				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Retail Deliveries and Sales (a)
Residential	6,674	6,277	6.3%	(2.7)%	$720	$800	(10.0)%
Small Commercial & Industrial	7,888	7,763	1.6%	(1.8)%	306	386	(20.7)%
Large Commercial & Industrial	6,839	6,698	2.1%	0.4%	94	95	(1.1)%
Public Authorities & Electric Railroads	293	286	2.4%	2.4%	9	12	(25.0)%

Total Retail	21,694	21,024	3.2%	(1.3)%	1,129	1,293	(12.7)%

Other Revenue (b)					152	151	0.7%

Total Electric Revenue					$1,281	$1,444	(11.3)%

Purchased Power					$587	$716	(18.0)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	544	823	765	(33.9)%	(28.9)%
Cooling Degree-Days	423	237	218	78.5%	94.0%

	Six Months Ended June 30, 2012 and 2011
	Electric Deliveries (in GWhs)				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Retail Deliveries and Sales (a)
Residential	13,080	13,231	(1.1)%	(1.6)%	$1,496	$1,634	(8.4)%
Small Commercial & Industrial	15,804	15,837	(0.2)%	(0.3)%	654	767	(14.7)%
Large Commercial & Industrial	13,542	13,517	0.2%	0.6%	194	186	4.3%
Public Authorities & Electric Railroads	617	616	0.2%	3.3%	21	26	(19.2)%

Total Retail	43,043	43,201	(0.4)%	(0.4)%	2,365	2,613	(9.5)%

Other Revenue (b)					305	297	2.7%

Total Electric Revenue					$2,670	$2,910	(8.2)%

Purchased Power					$1,208	$1,505	(19.7)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	2,928	4,155	3,929	(29.5)%	(25.5)%
Cooling Degree-Days	462	237	218	94.9%	111.9%

Number of Electric Customers	2012	2011
Residential	3,456,312	3,447,194
Small Commercial & Industrial	365,474	364,902
Large Commercial & Industrial	1,990	2,007
Public Authorities & Electric Railroads	4,793	4,914

Total	3,828,569	3,819,017

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

	Three Months Ended June 30, 2012 and 2011
	Electric and Gas Deliveries				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,929	3,075	(4.7)%	(0.7)%	$393	$451	(12.9)%
Small Commercial & Industrial	1,959	2,026	(3.3)%	(1.9)%	119	165	(27.9)%
Large Commercial & Industrial	3,743	3,954	(5.3)%	(4.9)%	58	67	(13.4)%
Public Authorities & Electric Railroads	237	229	3.5%	3.5%	8	9	(11.1)%

Total Retail	8,868	9,284	(4.5)%	(2.7)%	578	692	(16.5)%

Other Revenue (b)					57	61	(6.6)%

Total Electric Revenue					635	753	(15.7)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	6,228	6,561	(5.1)%	(1.1)%	73	82	(11.0)%
Transportation and Other	5,835	6,278	(7.1)%	(6.7)%	7	7	0.0%

Total Gas	12,063	12,839	(6.0)%	(3.7)%	80	89	(10.1)%

Total Electric and Gas Revenues					$715	$842	(15.1)%

Purchased Power and Fuel					$296	$408	(27.5)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	337	331	463	1.8%	(27.2)%
Cooling Degree-Days	430	494	348	(13.0)%	23.6%

	Six Months Ended June 30, 2012 and 2011
	Electric and Gas Deliveries				Revenue (in millions)
	2012	2011	% Change	Weather- Normal % Change	2012	2011	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,095	6,665	(8.6)%	(1.7)%	$800	$944	(15.3)%
Small Commercial & Industrial	3,910	4,165	(6.1)%	(3.5)%	237	334	(29.0)%
Large Commercial & Industrial	7,380	7,642	(3.4)%	(3.4)%	111	175	(36.6)%
Public Authorities & Electric Railroads	474	471	0.6%	0.6%	16	20	(20.0)%

Total Retail	17,859	18,943	(5.7)%	(2.7)%	1,164	1,473	(21.0)%

Other Revenue (b)					114	126	(9.5)%

Total Electric Revenue					1,278	1,599	(20.1)%

Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	28,655	35,295	(18.8)%	0.8%	295	378	(22.0)%
Transportation and Other	13,601	15,238	(10.7)%	(9.4)%	17	19	(10.5)%

Total Gas	42,256	50,533	(16.4)%	(2.2)%	312	397	(21.4)%

Total Electric and Gas Revenues					$1,590	$1,996	(20.3)%

Purchased Power and Fuel					$707	$1,042	(32.1)%

				% Change
Heating and Cooling Degree-Days	2012	2011	Normal	From 2011	From Normal
Heating Degree-Days	2,251	2,837	2,939	(20.7)%	(23.4)%
Cooling Degree-Days	434	494	348	(12.1)%	24.7%

Number of Electric Customers	2012	2011	Number of Gas Customers	2012	2011
Residential	1,417,346	1,412,692	Residential	452,478	449,066
Small Commercial & Industrial	148,837	148,116	Commercial & Industrial	41,383	40,956

Large Commercial & Industrial	3,107	3,127	Total Retail	493,861	490,022
Public Authorities & Electric Railroads	9,680	9,661	Transportation	888	864

Total	1,578,970	1,573,596	Total	494,749	490,886

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

EXELON CORPORATION

BGE Statistics

Three Months Ended June 30, 2012
	Electric and Gas Deliveries	Revenue (in millions)
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,663	$295
Small Commercial & Industrial	4,035	149
Large Commercial & Industrial	637	10
Public Authorities & Electric Railroads	48	7

Total Retail	7,383	461

Other Revenues (b)		57

Total Electric Revenue		518

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	15,535	84
Transportation and Other (d)	4,854	14

Total Gas	20,389	98

Total Electric and Gas Revenues		$616

Purchased Power		$246
Fuel		38

Total Purchased Power and Fuel		$284

Heating and Cooling Degree-Days	2012
Heating Degree-Days	402
Cooling Degree-Days	289

March 12, 2012 through June 30, 2012
	Electric and Gas Deliveries	Revenue (in millions)
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,278	$282
Small Commercial & Industrial	4,178	161
Large Commercial & Industrial	1,480	31
Public Authorities & Electric Railroads	73	10

Total Retail	9,009	484

Other Revenues (b)		74

Total Electric Revenue		558

Gas (in mmcfs)
Retail Deliveries and Sales (c)
Retail Sales	20,402	90
Transportation and Other (d)	6,764	20

Total Gas	27,166	110

Total Electric and Gas Revenues		$668

Purchased Power		$299
Fuel		53

Total Purchased Power and Fuel		$352

Heating and Cooling Degree-Days	2012
Heating Degree-Days	2,119
Cooling Degree-Days	289

As of June 30, 2012
Number of Electric Customers	2012	Number of Gas Customers	2012
Residential	1,115,107	Residential	610,073
Small Commercial & Industrial	119,338	Commercial & Industrial	44,011

Large Commercial & Industrial	5,432	Total Retail	654,084
Public Authorities & Electric Railroads	296	Transportation	—

Total	1,240,173	Total	654,084

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers electing to receive electric generation service from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.
(b)	Other revenues includes wholesale transmission revenue and late payment charges.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(d)	Transportation and other gas revenue includes off-system revenue of 4,854 mmcfs ($12M) for the three months ended June 30, 2012 and off-system revenue of 6,764 mmcfs ($17M) from March 12, 2012 through June 30, 2012.